Exhibit 99.1

NEWS RELEASE

For information contact:

Kevin B. Habicht

Chief Financial Officer

(407) 265-7348	FOR IMMEDIATE RELEASE August 4, 2011

SECOND QUARTER 2011 OPERATING RESULTS

ANNOUNCED BY NATIONAL RETAIL PROPERTIES, INC.

Orlando, Florida, August 4, 2011 – National Retail Properties, Inc. (NYSE: NNN), a real estate investment trust, today announced operating results for the quarter and six months ended June 30, 2011. Highlights include:

Operating Results:

•	Revenues, net earnings, FFO and AFFO available to common stockholders:

	Quarter Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
	(in thousands, except per share data)

Revenues	$62,516	$56,412	$124,469	$112,906

Net earnings available to common stockholders	$19,607	$19,510	$38,731	$34,179
Net earnings per common share (diluted)	$0.23	$0.23	$0.46	$0.41

FFO available to common stockholders	$32,180	$29,444	$63,573	$54,704
FFO per common share (diluted)	$0.38	$0.36	$0.75	$0.66

AFFO available to common stockholders	$35,598	$32,830	$70,115	$64,273
AFFO per common share (diluted)	$0.42	$0.40	$0.83	$0.78

•	NNN paid cash dividends to its common stockholders of $0.38 per share during the quarter and $0.76 for the six months ended June 30, 2011.

•	Investment Portfolio occupancy was 96.9% at June 30, 2011, as compared to 96.9% at December 31, 2010, and 97.3% at June 30, 2010.

Investments for the quarter ended June 30, 2011:

•	Investments:

•	$54.2 million in the Investment Portfolio, including acquiring 25 properties with an aggregate 303,000 square feet of gross leasable area

450 S. Orange Ave., Suite 900 | Orlando, FL 32801 (800) NNN-REIT | www.nnnreit.com

Investments and Dispositions for the six months ended June 30, 2011:

•	Investments:

•	$109.3 million in the Investment Portfolio, including acquiring 54 properties with an aggregate 657,000 square feet of gross leasable area

•	Dispositions:

•	Two properties with net proceeds of $1.8 million

Capital markets activity for the quarter ended June 30, 2011:

•	May 2011 – Amended and restated unsecured revolving credit facility increasing borrowing capacity to $450.0 million, extending maturity to May 2015 and reducing interest rate to LIBOR + 150 bps

•	June 2011 - Standard & Poor’s Ratings Services upgraded its corporate credit rating and unsecured debt rating to “BBB” from “BBB-”

•	Offered $300.0 million principal amount of 5.50% senior unsecured notes due 2021 generating net proceeds of $293.8 million received on July 6, 2011

•	Issued 1,466,179 shares of common stock generating $36,366,000 of net proceeds pursuant to the Dividend Reinvestment and Stock Purchase Plan

National Retail Properties also announced increased 2011 FFO guidance of $1.50 to $1.53 per share before any impairment expense and estimated AFFO to be $1.64 to $1.67 per share. The change in guidance is primarily related to projected volume and timing of property acquisitions. This guidance equates to net earnings before any gains or losses from the sale of real estate of $0.91 to $0.94 per share plus $0.59 per share of expected real estate depreciation and amortization. The guidance is based on current plans and assumptions and subject to risks and uncertainties more fully described in this press release and the company’s reports filed with the Securities and Exchange Commission.

Craig Macnab, Chief Executive Officer, commented: “Operating results and acquisition activity have been encouraging in the first half of 2011 and visibility for the second half looks solid. We were pleased to complete capital markets transactions during the second quarter that will provide additional capacity to fund acquisitions and reduce our debt costs. More recently, we were very glad to announce an increase in our third quarter dividend which will pave the way for 2011 to be the 22nd consecutive year in which the annual dividend per share has increased.”

National Retail Properties invests primarily in high-quality retail properties subject generally to long-term, net leases. As of June 30, 2011, the company owned 1,248 Investment Properties in 46 states with a gross leasable area of approximately 13.6 million square feet. For more information on the company, visit www.nnnreit.com.

Management will hold a conference call on August 4, 2011, at 10:30 a.m. ET to review these results. The call can be accessed on the National Retail Properties web site live at http://www.nnnreit.com. For those unable to listen to the live broadcast, a replay will be available on the company’s web site. In addition, a summary of any earnings guidance given on the call will be posted to the company’s web site.

Statements in this press release that are not strictly historical are “forward-looking” statements. Forward-looking statements involve known and unknown risks, which may cause the company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, changes in interest rates, increases in operating costs, the preferences and financial condition of our tenants, the availability of capital, risks related to our status as a REIT, and the profitability of the company’s taxable subsidiary. Additional information concerning these and other factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the company’s Securities and Exchange Commission (“SEC”) filings, including, but not limited to, the company’s Annual Report on Form 10-K. Copies of each filing may be obtained from the company or the SEC. Such forward-looking statements should be regarded solely as reflections of the company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. National Retail Properties undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

The reported results are preliminary and not final and there can be no assurance that the results will not vary from the final information filed with the SEC on Form 10-Q for the quarter ended June 30, 2011. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.

Funds From Operations, commonly referred to as FFO, is a relative non-GAAP financial measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and is used by the company as follows: net earnings (computed in accordance with GAAP) plus depreciation and amortization of assets unique to the real estate industry, excluding gains (or including losses) on the disposition of certain assets, and the company’s share of these items from the company’s unconsolidated partnerships.

FFO is generally considered by industry analysts to be the most appropriate measure of performance of real estate companies. FFO does not necessarily represent cash provided by operating activities in accordance with GAAP and should not be considered an alternative to net earnings as an indication of the company’s performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers FFO an appropriate measure of performance of an equity REIT because it primarily excludes the assumption that the value of the real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. The company’s computation of FFO may differ from the methodology for calculating FFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to FFO, as defined by NAREIT, is included in the financial information accompanying this release.

Adjusted Funds From Operations (“AFFO”) is a non-GAAP financial measure of operating performance used by many companies in the REIT industry. AFFO further adjusts FFO for certain non-cash items that reduce or increase net income in accordance with GAAP. Management considers AFFO a useful supplemental measure of the company’s performance. The company’s computation of AFFO may differ from the calculation used by other equity REITs and therefore may not be comparable to such other REITs. A reconciliation of net earnings to AFFO is included in this release.

The company has determined that there are earnings from discontinued operations in each of its segments, real estate held for investment and real estate held for sale. All property dispositions from the company’s held for investment segment are classified as discontinued operations. In addition, certain properties in the company’s held for sale segment that have generated revenues before disposition are classified as discontinued operations. The results of operations for prior periods for these properties now classified as discontinued operations have been restated to reflect the results in earnings from discontinued operations for comparability purposes. These adjustments resulted in a decrease in the company’s reported total revenues and total and per share earnings from continuing operations and an increase in the company’s earnings from discontinued operations. However, the company’s total and per share FFO and net earnings available to common stockholders are not affected.

National Retail Properties, Inc.

(in thousands, except per share data)

(unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Income Statement Summary

Revenues:
Rental and earned income	$58,999	$52,990	$117,212	$105,728
Real estate expense reimbursement from tenants	2,197	1,591	4,532	3,349
Interest and other income from real estate transactions	543	973	1,181	1,922
Interest income on commercial mortgage residual interests	777	858	1,544	1,907

	62,516	56,412	124,469	112,906

Disposition of real estate, Inventory Portfolio:
Gross proceeds	—	5,600	—	5,600
Costs	—	(4,959)	—	(4,959)

Gain	—	641	—	641

Retail operations:
Revenues	12,450	8,696	21,300	15,233
Operating expenses	(11,760)	(8,265)	(20,612)	(14,935)

Net	690	431	688	298

Operating expenses:
General and administrative	6,568	5,775	13,226	11,372
Real estate	4,026	3,143	7,748	6,615
Depreciation and amortization	13,871	11,926	27,395	23,732
Impairment - commercial mortgage residual interests valuation	267	165	396	3,848

	24,732	21,009	48,765	45,567

Other expenses (revenues):
Interest and other income	(283)	(637)	(625)	(905)
Interest expense	17,512	16,034	35,174	32,024

	17,229	15,397	34,549	31,119

Income tax expense	(210)	(223)	(191)	(327)
Equity in earnings of unconsolidated affiliate	104	108	213	214

Earnings from continuing operations	21,139	20,963	41,865	37,046

Earnings (loss) from discontinued operations:
Real estate, Investment Portfolio, net of income tax expense	(17)	566	(21)	641
Real estate, Inventory Portfolio, net of income tax expense	147	121	279	261

	130	687	258	902

Earnings including noncontrolling interests	21,269	21,650	42,123	37,948

Loss (earnings) attributable to noncontrolling interests:
Continuing operations	67	(489)	93	(346)
Discontinued operations	(33)	45	(93)	(31)

	34	(444)	—	(377)

Net earnings attributable to NNN	21,303	21,206	42,123	37,571
Series C preferred stock dividends	(1,696)	(1,696)	(3,392)	(3,392)

Net earnings available to common stockholders	$19,607	$19,510	$38,731	$34,179

National Retail Properties, Inc.

(in thousands, except per share data)

(unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Weighted average common shares outstanding:
Basic	84,410	82,695	83,772	82,590

Diluted	84,726	82,825	84,271	82,718

Net earnings per share available to common stockholders:
Basic:
Continuing operations	$0.23	$0.22	$0.46	$0.40
Discontinued operations	0.00	0.01	0.00	0.01

Net earnings	$0.23	$0.23	$0.46	$0.41

Diluted:
Continuing operations	$0.23	$0.22	$0.46	$0.40
Discontinued operations	0.00	0.01	0.00	0.01

Net earnings	$0.23	$0.23	$0.46	$0.41

National Retail Properties, Inc.

(in thousands, except per share data)

(unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Funds From Operations (FFO) Reconciliation:
Net earnings available to common stockholders	$19,607	$19,510	$38,731	$34,179
Real estate depreciation and amortization:
Continuing operations	12,526	10,719	24,831	21,252
Discontinued operations	4	59	9	139
Joint venture real estate depreciation	44	44	88	89
Gain on disposition of real estate	(1)	(888)	(86)	(955)

Total FFO adjustments	12,573	9,934	24,842	20,525

FFO available to common stockholders	$32,180	$29,444	$63,573	$54,704

FFO per share:
Basic	$0.38	$0.36	$0.76	$0.66

Diluted	$0.38	$0.36	$0.75	$0.66

Adjusted Funds From Operations (AFFO) Reconciliation:
Net earnings available to common stockholders	$19,607	$19,510	$38,731	$34,179
Total FFO adjustments	12,573	9,934	24,842	20,525

FFO available to common stockholders	32,180	29,444	63,573	54,704

Straight-line accrued rent	47	130	51	(190)
Net capital lease rent adjustment	388	381	802	753
Below market rent amortization	(116)	(96)	(213)	(192)
Stock based compensation expense	1,448	1,463	2,841	2,576
Capitalized interest expense	(246)	(132)	(569)	(185)
Convertible debt interest expense	1,630	1,526	3,234	3,026
Impairment - commercial mortgage residual interests valuation	267	165	396	3,848
Other	—	(51)	—	(67)

Total AFFO adjustments	3,418	3,386	6,542	9,569

AFFO available to common stockholders	$35,598	$32,830	$70,115	$64,273

AFFO per share:
Basic	$0.42	$0.40	$0.84	$0.78

Diluted	$0.42	$0.40	$0.83	$0.78

Other Information:

Percentage rent	$132	$129	$245	$184

Amortization of debt costs	$1,304	$1,146	$2,480	$2,279

Scheduled debt principal amortization (excluding maturities)	$269	$280	$541	$533

Non-real estate depreciation expense	$46	$66	$95	$212

National Retail Properties, Inc.

(in thousands)

(unaudited)

Earnings from Discontinued Operations: The company has classified its investment assets sold and leasehold interests expired as discontinued operations. In addition, the company has classified any investment or revenue generating inventory asset that was held for sale at June 30, 2011, as discontinued operations. The following is a summary of earnings from discontinued operations.

	Quarter Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Earnings from Discontinued Operations - Investment Portfolio:
Revenues:
Rental and earned income	$30	$302	$56	$487
Real estate expense reimbursement from tenants	4	19	8	34
Interest and other income from real estate transactions	5	5	5	33

	39	326	69	554

Expenses:
General and administrative	—	—	—	14
Real estate	53	39	108	123
Depreciation and amortization	4	59	9	139

	57	98	117	276

Gain on disposition of real estate	1	355	30	377
Income tax expense	—	(17)	(3)	(14)

Earnings (loss) from discontinued operations attributable to NNN	$(17)	$566	$(21)	$641

Earnings from Discontinued Operations – Inventory Portfolio:
Revenues:
Rental income	$666	$1,216	$1,139	$2,368
Real estate expense reimbursement from tenants	98	154	204	1,141
Interest and other income from real estate transactions	3	461	17	497
Interest and other income from non-real estate	—	2	—	2

	767	1,833	1,360	4,008

Disposition of real estate:
Gross proceeds	—	36,668	1,100	37,470
Costs	—	(36,455)	(998)	(37,170)

Gain	—	213	102	300

Expenses:
General and administrative	3	19	7	56
Real estate	184	380	338	1,421
Depreciation and amortization	23	55	44	116
Interest	340	943	680	1,886

	550	1,397	1,069	3,479

Income tax expense	(70)	(528)	(114)	(568)

Earnings from discontinued operations including noncontrolling interests	147	121	279	261
Loss (earnings) attributable to noncontrolling interests	(33)	45	(93)	(31)

Earnings from discontinued operations attributable to NNN	$114	$166	$186	$230

National Retail Properties, Inc.

(in thousands)

(unaudited)

	Quarter Ended June 30,				Six Months Ended June 30,
	2011		2010		2011		2010
	# of Properties	Gain	# of Properties	Gain	# of Properties	Gain	# of Properties	Gain
Real Estate Disposition Summary
Reconciliation of gain on disposition between continuing and discontinued operations:
Continuing operations	—	$—	2	$641	—	$—	2	$641
Discontinued operations:
Investment Portfolio	—	1	6	355	1	30	11	377
Inventory Portfolio	—	—	1	213	1	102	2	300
Noncontrolling interest, Inventory Portfolio	—	—	—	(321)	—	(46)	—	(363)

	—	$1	9	$888	2	$86	15	$955

National Retail Properties, Inc.

(in thousands)

(unaudited)

	June 30, 2011	December 31, 2010
Balance Sheet Summary

Assets:
Cash and cash equivalents	$3,588	$2,048
Receivables, net of allowance	2,424	3,403
Investment in unconsolidated affiliate	4,423	4,515
Mortgages, notes and accrued interest receivable	32,402	30,331
Real estate, Investment Portfolio:
Accounted for using the operating method, net of accumulated depreciation and amortization	2,603,827	2,519,950
Accounted for using the direct financing method	28,475	29,773
Real estate, Inventory Portfolio, held for sale	31,350	32,076
Commercial mortgage residual interests	16,245	15,915
Accrued rental income, net of allowance	25,386	25,535
Other assets	50,687	50,029

Total assets	$2,798,807	$2,713,575

Liabilities:
Line of credit payable	$219,200	$161,000
Mortgages payable	23,728	24,269
Notes payable - convertible, net of unamortized discount	352,768	349,534
Notes payable, net of unamortized discount	598,983	598,882
Other liabilities	47,680	51,116

Total liabilities	1,242,359	1,184,801

Stockholders’ equity of NNN	1,555,161	1,527,483
Noncontrolling interests	1,287	1,291

Total equity	1,556,448	1,528,774

Total liabilities and equity	$2,798,807	$2,713,575

Common shares outstanding	86,034	83,613

Gross leasable area, Investment Portfolio (square feet)	13,623	12,972

NNN Retail Properties Fund I LLC

(in thousands)

(unaudited)

In September 2007, the company entered into a joint venture, NNN Retail Properties Fund I LLC, with an affiliate of Crow Holdings Realty Partners IV, L.P. The company owns a 15 percent equity interest, and the following summary represents the Balance Sheet and Income Statement Summary for the joint venture. The company’s investment in the joint venture is included in the company’s Balance Sheet Summary under “Investment in unconsolidated affiliate.”

	June 30, 2011	December 31, 2010
Assets:
Cash and cash equivalents	$505	$999
Receivables	200	200
Real estate	71,503	72,095
Other assets	411	561

	$72,619	$73,855

Liabilities:
Notes payable	$43,000	$43,600
Other liabilities	482	995

Total liabilities	43,482	44,595

Members’ equity	29,137	29,260

Total liabilities and equity	$72,619	$73,855

	Quarter Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Revenues:
Rental income	$1,565	$1,565	$3,130	$3,130

Expenses:
General and administrative	112	77	185	184
Real estate	5	5	10	10
Depreciation and amortization	369	369	737	737
Interest	452	456	907	903

	938	907	1,839	1,834

Net earnings	$627	$658	$1,291	$1,296

National Retail Properties, Inc.

Investment Portfolio

Top 20 Lines of Trade

		As of June 30,
	Line of Trade	2011 (1)	2010 (2)
1.	Convenience stores	23.1%	26.2%
2.	Restaurants - full service	10.7%	9.2%
3.	Automotive parts	7.7%	6.8%
4.	Theaters	5.8%	6.2%
5.	Automotive service	5.4%	5.6%
6.	Sporting goods	4.6%	3.2%
7.	Restaurants - limited service	4.1%	3.2%
8.	Drug stores	3.8%	4.4%
9.	Books	3.0%	4.0%
10.	Health and fitness	2.9%	1.6%
11.	Grocery	2.5%	2.8%
12.	Consumer electronics	2.4%	2.7%
13.	Furniture	2.2%	2.6%
14.	Travel plazas	2.2%	2.4%
15.	Office supplies	2.2%	2.5%
16.	Family entertainment centers	2.0%	1.3%
17.	General merchandise	1.6%	1.3%
18.	Recreational vehicle dealers, parts and accessories	1.3%	—
19.	Financial services	1.3%	1.2%
20.	Beer, wine and liquor	1.2%	1.6%
	Other	10.0%	11.2%

	Total	100.0%	100.0%

Top 10 States

	State	% of Total(1)
1.	Texas	18.8%
2.	Florida	10.5%
3.	Illinois	6.5%
4.	North Carolina	6.2%
5.	Georgia	5.1%

	State	% of Total(1)
6.	Indiana	4.2%
7.	Ohio	3.9%
8.	Pennsylvania	3.6%
9.	Arizona	3.0%
10.	Colorado	2.9%

(1)	Based on the annualized base rent for all leases in place as of June 30, 2011.
(2)	Based on the annualized base rent for all leases in place as of June 30, 2010.

National Retail Properties, Inc.

Investment Portfolio

Top 10 Tenants

	Properties	% of Total(1)
Pantry	96	8.0%
Susser	86	7.8%
AMC Theatre	15	5.3%
Road Ranger	34	3.5%
Mister Car Wash	40	3.3%
Pull-A-Part	20	3.1%
Pep Boys	17	2.9%
LA Fitness	8	2.8%
Barnes & Noble	9	2.3%
Best Buy	7	2.3%

Lease Expirations

	% of Total(1)	# of Properties	Gross Leasable Area(2)
2011	1.3%	14	289,000
2012	2.6%	27	508,000
2013	4.2%	41	875,000
2014	4.3%	42	578,000
2015	3.8%	69	930,000
2016	2.4%	33	529,000

	% of Total(1)	# of Properties	Gross Leasable Area(2)
2017	3.8%	28	682,000
2018	2.4%	25	334,000
2019	3.8%	40	614,000
2020	3.9%	84	706,000
2021	6.2%	85	709,000
Thereafter	61.3%	710	6,063,000

(1)	Based on the annual base rent of $242,014,000, which is the annualized base rent for all leases in place as of June 30, 2011.
(2)	Square feet.